Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into effective as of the          day of             , 2009, between EPIQ SYSTEMS, INC., a Missouri corporation (the “Company”), and                                                        (the “Indemnified Party”).

WHEREAS, to induce the Indemnified Party to provide services or to continue to provide services to or at the request of the Company, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, the Indemnified Party to the fullest extent (whether partial or complete) permitted by Missouri law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the Company and the Indemnified Party hereby agree as follows:

1.                                      Basic Indemnification Arrangement.

1.1                                  Indemnity.  If the Indemnified Party was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (as defined below and including but not limited to any Claim related to the action styled Alaska Electrical Pension Fund v. Tom W. Olofson, et al, Defendants, and Epiq Systems, Inc., Nominal Defendant) by reason of (or arising in whole or in part out of) an Indemnifiable Event (as defined below), then the Company shall indemnify the Indemnified Party to the fullest extent permitted by Missouri law or the Company’s Articles of Incorporation and Bylaws, as the same now exist or may hereafter be amended (but only to the extent any such amendment permits the Company to provide broader indemnification rights than the law or the Articles of Incorporation and Bylaws permitted prior to such amendment), as soon as practicable, but not later than 30 days after written demand is presented to the Company, against any and all Expenses (as defined below) of the Claim.  If so requested by the Indemnified Party, the Company shall advance (within five business days after the request) any and all Expenses to the Indemnified Party.  The Indemnified Party agrees to repay all Expenses advanced by the Company to the Indemnified Party if it is determined in a Claim that the Indemnified Party is not entitled to indemnification pursuant to this Agreement or otherwise.  Repayment of advanced Expenses will be made without interest thereon and on terms that are reasonably acceptable to the Company and the Indemnified Party.  For purposes of this Agreement, the phrase “determined in a Claim” or “determined in the Claim” means a decision by a court, arbitrator, hearing officer or other judicial agent having the requisite legal authority to make that decision, which decision has become final and from which no appeal or other review proceeding is permissible.

1.2                                  Claim.  “Claim” means any threatened, pending or completed action, suit or proceeding, any inquiry or investigation, or any appeal therefrom whether conducted by the Company or any other party, that the Indemnified Party in good faith believes has led or might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, regulatory, investigative or other and any counterclaims in connection therewith.  Claim shall not include an action by or in the right of the Company if the Indemnified Party is adjudged to be liable to the Company unless and only to the extent that it is determined in the Claim that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnity for expenses that the court deems proper.

1.3                                  Indemnifiable Event.  “Indemnifiable Event” means any event or occurrence arising from or related to the fact that the Indemnified Party is or was serving the Company in some capacity, including without limitation, as a director, officer, employee, or agent of the Company or of any direct or indirect subsidiary, or any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise related to the business or activities of the Company or its direct or indirect subsidiaries, or by reason of anything done or not done by the Indemnified Party in any such capacity if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  An “Indemnifiable Event” does not include (i) any proceeding initiated by the Indemnified Party (other than in the Indemnified Party’s capacity as an officer or director of the Company) against the Company or any current or former director or officer of the Company, unless the Company has joined in or consented in writing to the initiation of such action, or (ii) any proceedings arising from the purchase and sale by the Indemnified Party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

1.4                                  Expenses.  “Expenses” include reasonable attorneys’ fees and all other reasonable costs, expenses and obligations actually incurred and paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, any Claim relating to any Indemnifiable Event.  Expenses also include judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges actually incurred and paid or payable in connection with or in respect of any Expenses) of any Claim relating to any Indemnifiable Event.  Expenses also include Additional Expenses as defined in Section 3 below.

2.                                      Notification and Defense of Claim.

2.1                                  Notification.  Promptly after receipt by the Indemnified Party of notice of the commencement of any Claim, the Indemnified Party will, if a claim for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; provided, however, the failure to notify the Company will not relieve the Company from any liability which it may have to the Indemnified Party under this Agreement if the omission does not materially adversely prejudice the rights of the Company.  In addition, the Indemnified Party shall give the Company the information and cooperation as the Company may reasonably require, subject to reasonable claims of privilege or other basis for nondisclosure by the Indemnified Party.  No notification is required by this Section 2.1 with respect to any named defendant in the action styled Alaska Electrical Pension Fund v. Tom W. Olofson, et al, Defendants, and Epiq Systems, Inc., Nominal Defendant.

2.2                                  Defense.  With respect to any Claim as to which the Indemnified Party notifies the Company of the commencement thereof, the Company will be entitled to participate therein at its own expense.  Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense of the Claim, with nationally recognized litigation defense counsel reasonably satisfactory to the Indemnified Party.  After notice from the Company to the Indemnified Party of its election to assume the defense of the Claim, the Company will not be liable to the Indemnified Party under this Agreement for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  The Indemnified Party shall have the right to employ counsel in the Claim, but the fees and expenses of counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnified Party unless (i) the employment of counsel by the Indemnified Party has been authorized by the Company, (ii) independent legal counsel approved by both the Company and the Indemnified Party reasonably concludes that there is or is likely to be a conflict of interest between the Company and the Indemnified Party in the conduct of the defense of the Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of the Claim, in each of which cases the reasonable fees and expenses of nationally recognized litigation defense counsel for the Indemnified Party shall be borne by the Company.  The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or as to which counsel shall have reasonably made the conclusion provided in clause (ii) above.

2.3                                  Settlements.  The Company shall not be liable to indemnify the Indemnified Party under this Agreement for any amounts paid in settlement of any Claim made without the prior written consent of the Company.  The Company shall not settle any Claim in any manner that would impose any penalty or limitation on the Indemnified Party or result in a finding of wrongdoing against the Indemnified Party without the Indemnified Party’s prior written consent.  Neither the Company nor the Indemnified Party will unreasonably withhold their consent to any proposed settlement.

3.                                      Indemnification for Additional Expenses.  The Company shall indemnify the Indemnified Party against any and all expenses (including reasonable attorneys’ fees) (collectively, “Additional Expenses”) and, if requested by the Indemnified Party, the Company shall (within five business days after the request) advance Additional Expenses to the Indemnified Party, which are or may be incurred by the Indemnified Party in connection with (a) any request by the Indemnified Party for indemnification or advancement of Expenses under this Agreement, or (b) any claim asserted against or action brought by the Indemnified Party for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under the Company’s Articles of Incorporation or Bylaws, now or hereafter in effect relating to Claims for an Indemnifiable Event or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company.

4.                                      Partial Indemnity, Etc.  If the Indemnified Party is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses of a Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnified Party has been successful on the merits or otherwise in defense of any Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnified Party shall be indemnified against all Expenses incurred in connection with the successful defense of that Claim or Claims.

5.                                      No Presumption.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnified Party did not meet any particular standard of conduct or have any particular belief or that it has been determined in a Claim that indemnification is not permitted by applicable law.

6.                                      Nonexclusivity.  The rights of the Indemnified Party hereunder shall be in addition to any other rights the Indemnified Party may have under the Company’s Articles of Incorporation or Bylaws or rules, pursuant to resolutions or determinations of the Board of Directors, under an insurance policy or policies, under applicable law or otherwise.  To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Articles of Incorporation or Bylaws and this Agreement, it is the intent of the parties that the Indemnified Party shall enjoy by this Agreement the greater benefits so afforded by the change.

7.                                      Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing liability insurance, the Indemnified Party shall be covered by the policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company employee.

8.                                      Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of the payment to all of the rights of recovery of the Indemnified Party, who shall execute all papers required and shall do everything that may be necessary to secure the recovery rights, including the execution of documents necessary to enable the Company effectively to bring suit to enforce those rights.

9.                                      No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnified Party to the extent the Indemnified Party has otherwise actually received payment (under any insurance policy, the Company’s Articles of Incorporation or Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

10.                               Miscellaneous Provisions.

10.1                            Dispute Resolution.  Although the parties may agree on a case-by-case basis to submit to arbitration any specific dispute or controversy between the parties arising out of or in connection with this Agreement as to the construction, validity, interpretation or meaning, performance, nonperformance, enforcement, operation, or breach, neither party hereto shall be bound to arbitrate any matter under this Agreement in the absence of an additional written agreement signed by each party relating to the arbitration of any specified matter.

10.2                            Entire Agreement.  This Agreement supersedes all prior documents, understandings and agreements, oral or written, and constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, except that that this Agreement shall not limit the Undertaking to repay advanced expenses made by the undersigned on or about _____________ , 2008, with respect to the action styled Alaska Electrical Pension Fund v. Tom W. Olofson, et al, Defendants, and Epiq Systems, Inc., Nominal Defendant.

10.3                            Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of the parties and their respective heirs, personal and legal representatives, estate, spouse, and successors or assigns (including any direct or indirect successor by purchase, merger, consolidation, liquidation or otherwise to all or substantially all of the business or assets of the Company).

10.4                            Severability.  If any one or more provisions of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, the illegal, invalid or unenforceable provision will be modified to the extent as is necessary to comply with the present or future laws and the modification shall not affect any other provision hereof, provided that if the provision may not be so modified the illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if the invalid, illegal or unenforceable provision had never been contained herein.

10.5                            Notices.  Communications and other notices given under this Agreement will be deemed delivered when (i) personally delivered, (ii) on the third business day following deposit in the U.S. mail, first class, postage paid, or (iii) on the date of actual delivery by a national overnight courier service, and addressed to Indemnified Party at the address listed on the signature page to this Agreement or at such other address as the Indemnified Party shall specify to the Company in a notice given pursuant to this Section, or to the Company, as follows:

Epiq Systems, Inc.

Attn:  Legal Department

501 Kansas Avenue

Kansas City, KS  66105

10.6                            Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to principles of conflict of law.

10.7                            Headings and Captions.  All headings and captions used in this Agreement are for convenience only and shall not be construed to either limit or broaden the language of this Agreement or any particular section.

10.8                            Counterparts.  This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties, but all of which, when taken together, shall constitute but one agreement binding upon all of the parties.

10.9                            Third-Party Beneficiaries.  This Agreement is not intended to confer upon any non-party rights or remedies hereunder.

10.10                      Binding Agreement.  This Agreement shall be deemed effective and legally binding upon the parties when it has been executed and delivered by all parties.  This Agreement shall inure to the benefit of the parties and their respective successors and permitted assignees.

10.11                      Interpretation.  The parties acknowledge and agree that (i) each party and its representatives has reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Indemnification Agreement as of the date first set forth above.

EPIQ SYSTEMS, INC.

By:
Name:
Title:

INDEMNIFIED PARTY:

Name:
Address: